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                                                                    EXHIBIT 10.8

                                 March 5, 1999

Anthony J. Wood


Dear Anthony:

     The following sets forth the revised terms of your employment relationship with Replay Networks, Inc. (the "Company"). This letter agreement replaces and
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supercedes in its entirety that certain employment offer letter agreement dated
November 10, 1997 between you and Pacific Digital Media, Inc. (the "Prior Offer
                                                                    -----------
Letter").
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     1.   Position.
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          a.  You will continue to serve as the Chairman, President, Chief
Executive Officer and Acting Chief Financial Officer of the Company. You will report to the Company's Board of Directors.

          b. You agree to the best of your ability and experience that you will at all times loyally and conscientiously perform all of the duties and obligations required of and from you pursuant to the express and implicit terms hereof, and to the reasonable satisfaction of the Company. During the term of your employment, you further agree that you will devote all of your business time and attention to the business of the Company, the Company will be entitled to all of the benefits and profits arising from or incident to all such work services and advice, you will not render commercial or professional services of any nature to any person or organization, whether or not for compensation, without the prior written consent of the Company's Board of Directors, and you will not directly or indirectly engage or participate in any business that is competitive in any manner with the business of the Company. Nothing in this letter agreement will prevent you from accepting speaking or presentation engagements in exchange for honoraria or from serving on boards of charitable organizations, or from owning no more than one percent (1%) of the outstanding equity securities of a corporation whose stock is listed on a national stock exchange.

     2.   Compensation.
          ------------

          a.  Base Salary.  You will be paid a monthly salary of $12,500, which
              -----------
is equivalent to $150,000 on an annualized basis. Your salary will be payable in two equal payments per month pursuant to the Company's regular payroll policy (or in the same manner as other
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March 5, 1999
Page 2

officers of the Company). Pursuant to the Prior Offer Letter, as of January 26, 1998, your annual base salary should have been increased to $100,000 from $12,000. To the extent such increase was not implemented, you will be entitled to deferred compensation from January 26, 1998 until such date as the Company first begins to pay you at the rate of $100,000 or greater per year, equal to the difference between the base salary actually paid during such period and $100,000, both on an annualized basis.

          b.  Annual Review.  Your base salary will be reviewed at the end of
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each calendar year as part of the Company's normal salary review process.

     3.   Stock.
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          a.  Current Position.  Pursuant to a Common Stock Purchase Agreement
              ----------------
dated as of September 15, 1997, you purchased 3,000,000 shares of Common Stock of the Company (the "Shares"). The Shares are subject to a repurchase option in
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favor of the Company should your employment with the Company terminate.  Such repurchase option currently lapses at the rate of 1/36th of the total number of Shares each month from the vesting commencement date of August 1, 1997, and will be fully released from the Company's repurchase option as of August 1, 2000 (the "Vesting Schedule").
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          b.  Acceleration of Vesting.  In the event that the Company hires a
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new Chief Executive Officer, all of the Shares that have not yet been released from the Company's repurchase option pursuant to the Vesting Schedule will immediately be released from the repurchase option and will be fully vested as of the date of hire of the new Chief Executive Officer.

          c.  New Option Grant.  The Company will recommend that the Board of
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Directors grant you an option to purchase 137,500 shares of the Company's Common
Stock ("Option Shares") with an exercise price equal to the fair market value on
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the date of the grant.  These option shares will vest at the rate of 1/12th of the total number of Option Shares on each monthly anniversary of the vesting commencement date, which shall be August 1, 2000. Vesting will, of course, depend on your continued employment with the Company. The option will be an incentive stock option to the maximum extent allowed by the tax code and will be subject to the terms of the Company's 1997 Stock Option Plan and the Stock
Option Agreement between you and the Company.

          d.  Subsequent Option Grants.  Subject to the discretion of the
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Company's Board of Directors, you may be eligible to receive additional grants of stock options or purchase rights from time to time in the future, on such terms and subject to such conditions as the Board of Directors shall determine as of the date of any such grant.

     4.   Benefits.
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          a.  Insurance Benefits.  The Company will provide you with standard
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medical and dental insurance benefits.  In addition, the Company currently indemnifies all officers and

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March 5, 1999
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directors to the maximum extent permitted by law, and you have entered into the
Company's standard form of Indemnification Agreement giving you such protection. Pursuant to the Indemnification Agreement, the Company has agreed to advance any expenses for which indemnification is available to the extent allowed by applicable law.

          b.  Vacation, Sick Leave and Holidays.  You will be entitled to three
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weeks paid vacation/sick leave per year, plus seven paid holidays.

     5.   Severance Agreement.
          -------------------

          a. If your employment is terminated by the Company or its successor for any reason other than Cause (as defined below) or you become subject to an Involuntary Termination (as defined below), you will be entitled to receive continuation of your base salary and insurance benefits and continued vesting under all stock options or restricted stock purchases for a period of 12 months following the date of termination of your employment.

          b.  "Cause" shall mean (i) gross negligence or willful misconduct in
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the performance of your duties to the Company where such gross negligence or willful misconduct has resulted or is likely to result in substantial and material damage to the Company or its subsidiaries, (ii) repeated unexplained or unjustified absence from the Company, (iii) a material and willful violation of any federal or state law; (iv) commission of any act of fraud with respect to the Company; or (v) conviction of a felony or a crime involving moral turpitude causing material harm to the standing and reputation of the Company, in each case as determined in good faith by the Board of Directors of the Company.

          c.  "Involuntary Termination" shall include any termination by the
               -----------------------
Company other than for Cause and your voluntary termination, upon 30 days prior written notice to the Company, following (i) a material reduction or change in job duties, responsibilities and requirements inconsistent with your position with the Company and your prior duties, responsibilities and requirements, other than the hiring of a new Chief Executive Officer of the Company; (ii) any reduction of your base compensation (other than in connection with a general decrease in base salaries for most similarly situated employees); or (iii) your refusal to relocate to a location more than 50 miles from the Company's current location.

     6.   Confidentiality of Terms.  You agree to follow the Company's strict
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policy that employees must not disclose, either directly or indirectly, any information, including any of the terms of this agreement, regarding salary, bonuses or stock purchase or option allocations to any person, including other employees of the Company; provided, however, that you may discuss such terms with members of your immediate family and any legal, tax or accounting specialists who provide you with individual legal, tax or accounting advice.

     7.   At-Will Employment.  Notwithstanding the Company's obligation
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described in Section 5 above, your employment with the Company will be on an "at will" basis, meaning that either you or the Company may terminate your employment at any time for any reason or no reason, without further obligation or liability.

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March 5, 1999
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     To indicate your acceptance of this offer, please sign and date this letter in the space provided below and return it to me. This letter, together with the Confidential Information and Invention Assignment Agreement previously executed by you, set forth the terms of your employment with the Company and supersede any prior representations or agreements, whether written or oral. This letter may not be modified or amended except by a written agreement, signed by the Company and by you.

                                        Very truly yours,

                                        REPLAY NETWORKS, INC.

                                        By: /s/ Anthony Wood
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                                        Title: President
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ACCEPTED AND AGREED:

ANTHONY J. WOOD

/s/ Anthony Wood
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Signature

3/5/99
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Date

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